UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):      May 3, 2007
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	000-49762 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
     On May 3, 2007, the Board of Directors of Triple-S Management Corporation (the "Company") approved certain amendments to the By-laws of the Company. Sections 1-1 and 7-1(A) of the By-laws were amended to provide that the Board of Directors of the Company will consist of not less than nine nor more than nineteen directors. In addition, the Board of Directors approved certain other changes to implement the amendments to Sections 1-1 and 7-1(A) of the By-laws with respect to the composition of the Company’s Board of Directors. The Board of Directors of the Company also amended Section 7-11(A) of the By-laws to eliminate the independence requirement for members of the Corporate Governance Committee. The amendments became effective upon their adoption by the Board of Directors on May 3, 2007.
     On May 9, 2007, the Board of Directors of the Company approved an additional amendment to the By-laws of the Company. Section 5-1 of the By-laws was amended to provide that a vote sent by mail or proxy will be valid if it is delivered to the secretary of the meeting. The amendment became effective upon its adoption by the Board of Directors on May 9, 2007.
     A copy of the By-laws of the Company, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibit
     The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
3.1	By-laws of Triple-S Management Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
	By:	/s/ Ramón M. Ruiz-Comas
Date: May 24, 2007		Name:	Ramón M. Ruiz-Comas
		Title:	President & Chief Executive Officer

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